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FOR IMMEDIATE RELEASE                                         www.quintiles.com

CONTACT: Pat Grebe, Media Relations (pgrebe@quintiles.com)
         Greg Connors, Investor Relations (invest@quintiles.com)
         (919) 941-2000

                    QUINTILES TRANSNATIONAL POSTS 47% GROWTH,
             AGAIN BREAKS ITS INDUSTRY RECORDS IN REVENUE AND INCOME

RESEARCH TRIANGLE PARK, N.C. - October 20, 1998 - Quintiles Transnational Corp. (Nasdaq: QTRN) today reported net revenue of $303.5 million for the third quarter 1998, breaking its own industry record for quarterly revenue and representing a 47% increase over net revenue of $206.7 million for the third quarter 1997. Quintiles Transnational also exceeded its own industry record for net income available to common shareholders, which grew 47% to $20.9 million versus $14.2 million for the 1997 third quarter. Diluted net income per share grew 41% to $0.27 compared with $0.19 per share for the third quarter of 1997.

"Our continuing success allows us to expand and integrate our healthcare intelligence network to create new opportunities for our customers to succeed," said Dennis Gillings, Ph.D., Chairman and CEO of Quintiles Transnational Corp. "For example, our ability to cross-reference demographic information about disease patterns with our extensive database of high-quality investigators is designed to dramatically accelerate patient recruitment. Slow recruitment is the No. 1 cause of delays in clinical trials, and this is just one component of our worldwide TotalAcceleration(TM) program aimed at improving drug development while compressing timelines.

"On the sales and marketing side, we're growing our capabilities globally and by adding new services, such as sophisticated sales management software and territory alignment systems to help our customers optimize sales forces productivity. These capabilities further strengthen our ability to help accelerate the commercial success of our customers' products."

While all of Quintiles Transnational's service groups contributed to its robust third-quarter results, the greatest growth occurred in U.S. contract research services, the most mature part of Quintiles' business. Since the beginning of the third quarter Quintiles Transnational's organic growth was balanced with five high-quality acquisitions - two in Europe and three in the U.S. - to broaden the depth and breadth of the company's service offerings, and by the openings of new offices in Israel and Brazil.

Quintiles Transnational's Innovex service group, already the world's largest supplier of pharmaceutical contract sales and marketing services, further extended its capabilities by adding high-quality contract sales organizations in the United Kingdom and France, and a premier sales force planning company in the United States.



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Recently Quintiles Transnational added to its growing Quintiles Medical
Communications capabilities by acquiring a leading U.S. supplier of integrated product marketing and communication services. Quintiles also acquired a full-service clinical packaging facility in the U.S. and entered into an agreement with the renowned academic medical center, Johns Hopkins Medicine, to collaborate on clinical research opportunities.

Quintiles Transnational Corp. is the market leader in providing a full range of integrated product development and marketing services to the pharmaceutical, biotechnology and medical device industries. Quintiles also provides healthcare policy consulting and health information management services to healthcare and governmental organizations worldwide. Quintiles is headquartered near Research Triangle Park, North Carolina. With more than 14,000 employees worldwide and offices in 30 countries, Quintiles operates through specialized work groups dedicated to meeting customers' individual needs. Visit our web site at www.quintiles.com.

Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the ability of recently combined businesses to be integrated with Quintiles' current worldwide operations, actual operating performance, the ability to penetrate new and unproven markets and the rate of such penetration, the ability to maintain large client contracts or to enter into new contracts, and the actual costs of combining the businesses. Additional factors that could cause actual results to differ materially are discussed in the company's recent filings with the Securities and Exchange Commission, including but not limited to its S-3 and S-4 Registration Statements, its Annual Report on Form 10-K, its Form 8-Ks, and its other periodic reports, including Form 10-Q, exhibit 99.01.

                                      # # #

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                         Three Months Ended September 30  Nine Months Ended September 30
                                                            1998             1997           1998*           1997***
----------------------------------------------------------------------------------------------------------------------
In thousands, except per share data

Net revenue                                                 303,474          206,697         848,379          580,762

Costs and expenses:
     Direct                                                 159,284          109,174         444,369          301,863
     General and administrative                              98,298           65,471         274,925          189,954
     Depreciation and amortization                           14,166            9,558          40,431           26,409
-------------------------------------------------------------------------------------     ----------------------------
Total costs and expenses                                    271,748          184,203         759,725          518,226
-------------------------------------------------------------------------------------     ----------------------------
Income from operations                                       31,726           22,494          88,654           62,536

Other income (expense)                                         (989)            (829)         (1,917)          (1,885)
-------------------------------------------------------------------------------------     ----------------------------
Income before income taxes                                   30,737           21,665          86,737           60,651
Income taxes                                                  9,825            7,458          27,823           22,102
-------------------------------------------------------------------------------------     ----------------------------

Net income available to common shareholders                 $20,912          $14,207         $58,914          $38,549
-------------------------------------------------------------------------------------     ----------------------------

Basic net income per share**                                  $0.27            $0.19           $0.77            $0.54

Diluted net income per share**                                $0.27            $0.19           $0.76            $0.52
-------------------------------------------------------------------------------------     ----------------------------


Shares used in computing net income per share**
          Basic                                              76,724           73,011          76,476           71,948
          Diluted                                            78,108           74,686          77,987           73,632


CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

                                                          Sept 30,         December 31,
                                                            1998             1997
-------------------------------------------------------------------------------------
In millions

Working capital                                                $198             $165
Total assets                                                    938              799
Shareholders' equity                                            465              387
-------------------------------------------------------------------------------------

* Restated to include ClinData International Pty Ltd., Cardiac Alert, Royce Consultancy, Ltd. and Data Analysis Systems acquired in the second and third quarters of 1998 through transactions accounted for as poolings of interests.

**       Restated to reflect the December 1997 two-for-one stock split.

***      Restated to include certain 1997 poolings of interest transactions.